Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2016 Results

MILWAUKEE, July 21, 2016 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended June 30, 2016 were $115.4 million, or $1.60 per diluted share compared to net earnings of $105.7 million, or $1.33 per diluted share in the prior year period. Revenues for the second quarter were $5.0 billion, an increase of 3% from the prior year period.
Financial results in the quarter were impacted by the stronger U.S. dollar relative to several foreign currencies compared to the prior year period. On a constant currency basis, revenues increased 5% and earnings per share increased 22%. Earnings per share in the quarter were negatively impacted 2 cents by changes in the foreign currencies compared to the prior year.
ManpowerGroup Chairman & CEO Jonas Prising said, “We are pleased with our second quarter results, contributing to a good first half of 2016. We were able to deliver solid results despite a softening and more uncertain global economic growth environment.
“Many organizations are looking for a trusted partner such as ManpowerGroup to help them adjust to the new normal of certain uncertainty. Our global presence and broad range of services and solutions makes us very well positioned to provide workforce solutions to our clients throughout the world.
“We are anticipating the third quarter of 2016 diluted earnings per share to be in the range of $1.66 to $1.74, which includes an estimated unfavorable currency impact of 3 cents,” Prising stated.
Net earnings for the six months ended June 30, 2016 were $187.1 million, or $2.57 per diluted share compared to net earnings of $171.4 million, or $2.16 per diluted share in the prior year. Revenues for the six-month period were $9.6 billion, an increase of 2% from the prior year or an increase of 5% in constant currency. Foreign currency exchange rates had an unfavorable impact of 5 cents per share for the six-month period.
In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 21, 2016 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested

parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com in the section titled “Investor Relations.”
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN) is the world’s workforce expert, creating innovative workforce solutions for nearly 70 years. As workforce experts, we connect more than 600,000 people to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands - Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions - we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2016, ManpowerGroup was named one of the World’s Most Ethical Companies for the sixth consecutive year and one of Fortune’s Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2015, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2016	2015	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,022.1	$4,861.3	3.3%	4.5%
Cost of services	4,161.4	4,030.7	3.2%	4.5%
Gross profit	860.7	830.6	3.6%	4.5%
Selling and administrative expenses	664.7	651.9	2.0%	2.9%
Operating profit	196.0	178.7	9.7%	10.4%
Interest and other expenses	10.3	7.2	43.7%
Earnings before income taxes	185.7	171.5	8.3%	9.1%
Provision for income taxes	70.3	65.8	6.9%
Net earnings	$115.4	$105.7	9.1%	10.2%
Net earnings per share - basic	$1.61	$1.35	19.3%
Net earnings per share - diluted	$1.60	$1.33	20.3%	21.8%
Weighted average shares - basic	71.6	78.3	-8.7%
Weighted average shares - diluted	72.3	79.3	-8.9%

(a) Revenues from services include fees received from our franchise offices of $5.7 million and $6.0 million for the three months ended June 30, 2016 and 2015, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $261.2 million and $276.3 million for the three months ended June 30, 2016 and 2015, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2016	2015	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$725.3	$762.6	-4.9%	-4.9%
Other Americas	355.7	368.1	-3.3%	14.2%
	1,081.0	1,130.7	-4.4%	1.3%
Southern Europe:
France	1,252.2	1,202.6	4.1%	2.2%
Italy	299.8	319.3	-6.1%	-7.8%
Other Southern Europe	379.4	348.1	9.0%	7.4%
	1,931.4	1,870.0	3.3%	1.4%
Northern Europe	1,322.3	1,231.8	7.3%	10.0%
APME	614.6	556.6	10.4%	9.6%
Right Management	72.8	72.2	0.9%	2.6%
	$5,022.1	$4,861.3	3.3%	4.5%
Operating Unit Profit:
Americas:
United States	$40.0	$41.7	-4.0%	-4.0%
Other Americas	13.8	14.5	-4.6%	11.8%
	53.8	56.2	-4.2%	0.1%
Southern Europe:
France	67.5	66.9	0.9%	-0.9%
Italy	22.8	19.8	15.0%	13.0%
Other Southern Europe	12.0	8.0	49.0%	47.7%
	102.3	94.7	8.0%	6.1%
Northern Europe	37.8	34.1	10.8%	12.9%
APME	22.2	18.5	20.7%	19.0%
Right Management	14.5	11.7	23.6%	25.9%
	230.6	215.2
Corporate expenses	(25.6)	(28.9)
Intangible asset amortization expense	(9.0)	(7.6)
Operating profit	196.0	178.7	9.7%	10.4%
Interest and other expenses (b)	(10.3)	(7.2)
Earnings before income taxes	$185.7	$171.5

(a) In the United States, revenues from services include fees received from our franchise offices of $3.6 million and $3.9 million for the three months ended June 30, 2016 and 2015, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $170.9 million and $184.6 million for the three months ended June 30, 2016 and 2015, respectively.

(b) The components of interest and other expenses were:
	2016	2015
Interest expense	$9.2	$8.2
Interest income	(0.8)	(0.7)
Foreign exchange loss	0.7	—
Miscellaneous expense (income), net	1.2	(0.3)
	$10.3	$7.2

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2016	2015	Reported	Currency
	(Unaudited)
Revenues from services (a)	$9,609.8	$9,403.5	2.2%	4.8%
Cost of services	7,975.3	7,810.9	2.1%	4.8%
Gross profit	1,634.5	1,592.6	2.6%	4.8%
Selling and administrative expenses	1,306.8	1,291.1	1.2%	3.5%
Operating profit	327.7	301.5	8.7%	10.7%
Interest and other expenses	23.0	17.8	29.0%
Earnings before income taxes	304.7	283.7	7.4%	9.4%
Provision for income taxes	117.6	112.3	4.8%
Net earnings	$187.1	$171.4	9.1%	11.4%
Net earnings per share - basic	$2.59	$2.18	18.8%
Net earnings per share - diluted	$2.57	$2.16	19.0%	21.3%
Weighted average shares - basic	72.2	78.5	-8.1%
Weighted average shares - diluted	72.9	79.5	-8.3%

(a) Revenues from services include fees received from our franchise offices of $10.9 million and $11.5 million for the six months ended June 30, 2016 and 2015, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $489.0 million and $526.2 million for the six months ended June 30, 2016 and 2015, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2016	2015	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,428.4	$1,487.7	-4.0%	-4.0%
Other Americas	698.5	727.4	-4.0%	16.4%
	2,126.9	2,215.1	-4.0%	2.7%
Southern Europe:
France	2,331.0	2,243.4	3.9%	3.7%
Italy	562.9	589.4	-4.5%	-4.6%
Other Southern Europe	725.2	679.9	6.7%	6.6%
	3,619.1	3,512.7	3.0%	2.9%
Northern Europe	2,536.2	2,449.5	3.5%	7.0%
APME	1,190.8	1,089.7	9.3%	10.8%
Right Management	136.8	136.5	0.2%	2.5%
	$9,609.8	$9,403.5	2.2%	4.8%
Operating Unit Profit:
Americas:
United States	$62.8	$59.1	6.2%	6.2%
Other Americas	25.4	27.3	-6.7%	12.3%
	88.2	86.4	2.1%	8.1%
Southern Europe:
France	114.7	117.2	-2.1%	-2.9%
Italy	38.9	33.8	15.2%	14.5%
Other Southern Europe	20.4	16.0	27.0%	26.3%
	174.0	167.0	4.2%	3.4%
Northern Europe	70.3	64.1	9.6%	12.2%
APME	41.5	37.3	11.5%	12.4%
Right Management	24.0	17.3	38.4%	40.7%
	398.0	372.1
Corporate expenses	(52.3)	(55.6)
Intangible asset amortization expense	(18.0)	(15.0)
Operating profit	327.7	301.5	8.7%	10.7%
Interest and other expenses (b)	(23.0)	(17.8)
Earnings before income taxes	$304.7	$283.7

(a) In the United States, revenues from services include fees received from our franchise offices of $7.0 million and $7.3 million for the six months ended June 30, 2016 and 2015, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $331.7 million and $353.3 million for the six months ended June 30, 2016 and 2015, respectively.

(b) The components of interest and other expenses were:
	2016	2015
Interest expense	$18.7	$16.2
Interest income	(1.5)	(1.2)
Foreign exchange losses	1.6	0.7
Miscellaneous expenses, net	4.2	2.1
	$23.0	$17.8

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$546.3	$730.5
Accounts receivable, net	4,462.3	4,243.0
Prepaid expenses and other assets	107.9	119.0
Total current assets	5,116.5	5,092.5
Other assets:
Goodwill	1,272.3	1,257.4
Intangible assets, net	315.3	326.5
Other assets	648.5	694.0
Total other assets	2,236.1	2,277.9
Property and equipment:
Land, buildings, leasehold improvements and equipment	606.3	585.4
Less: accumulated depreciation and amortization	452.9	438.3
Net property and equipment	153.4	147.1
Total assets	$7,506.0	$7,517.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,916.3	$1,659.2
Employee compensation payable	176.9	211.4
Accrued liabilities	419.0	483.7
Accrued payroll taxes and insurance	592.3	613.8
Value added taxes payable	446.7	438.7
Short-term borrowings and current maturities of long-term debt	24.2	44.2
Total current liabilities	3,575.4	3,451.0
Other liabilities:
Long-term debt	829.8	810.9
Other long-term liabilities	586.0	563.1
Total other liabilities	1,415.8	1,374.0
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,204.4	3,186.7
Retained earnings	2,092.3	1,966.0
Accumulated other comprehensive loss	(317.3)	(286.0)
Treasury stock, at cost	(2,537.0)	(2,243.2)
Total ManpowerGroup shareholders' equity	2,443.6	2,624.7
Noncontrolling interests	71.2	67.8
Total shareholders' equity	2,514.8	2,692.5
Total liabilities and shareholders' equity	$7,506.0	$7,517.5

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2016	2015
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$187.1	$171.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	42.6	37.6
Deferred income taxes	29.8	45.5
Provision for doubtful accounts	9.2	9.0
Share-based compensation	14.9	14.8
Excess tax benefit on exercise of share-based awards	(0.1)	(0.8)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(182.8)	(280.1)
Other assets	62.9	(94.0)
Other liabilities	98.5	135.4
Cash provided by operating activities	262.1	38.8
Cash Flows from Investing Activities:
Capital expenditures	(30.8)	(20.1)
Acquisitions of businesses, net of cash acquired	(41.2)	(30.4)
Proceeds from sales of investments, property and equipment	2.4	3.5
Cash used in investing activities	(69.6)	(47.0)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(15.0)	(1.8)
Proceeds from long-term debt	—	0.1
Repayments of long-term debt	(6.0)	(1.5)
Payments of contingent consideration for acquisitions	(2.9)	—
Proceeds from share-based awards and other equity transactions	1.9	29.1
Other share-based award transactions	(3.2)	(6.3)
Repurchases of common stock	(290.5)	(168.7)
Dividends paid	(60.8)	(62.1)
Cash used in financing activities	(376.5)	(211.2)
Effect of exchange rate changes on cash	(0.2)	(13.9)
Change in cash and cash equivalents	(184.2)	(233.3)
Cash and cash equivalents, beginning of period	730.5	699.2
Cash and cash equivalents, end of period	$546.3	$465.9